EXHIBIT 99.1

Contacts:
URS Corporation	Sard Verbinnen & Co
Sam Ramraj	Hugh Burns/Jamie Tully/Jane Simmons
Vice President, Investor Relations	(212) 687-8080
(415) 774-2700

URS CORPORATION REPORTS SECOND QUARTER 2009 RESULTS

Earnings Per Share of $1.16 Include Net Gain from MIBRAG Sale

Full-Year EPS Guidance Raised

SAN FRANCISCO, CA – August 12, 2009 – URS Corporation (NYSE: URS) today reported its financial results for the second quarter of fiscal 2009, which ended on July 3, 2009.  Revenues for the quarter were $2.30 billion, compared with revenues of $2.53 billion during the second quarter of 2008.  URS net income was $95.1 million, compared with the $59.4 million reported in the year-ago period, and diluted earnings per share (“EPS”) were $1.16, compared with $0.70 reported for the second quarter of 2008.  Revenues for the first six months of 2009 were $4.82 billion, compared with revenues of $4.79 billion for the first six months of 2008.  URS net income was $170.6 million, compared with the $108.8 million reported in the year-ago period, and diluted EPS was $2.08, compared with $1.29 reported for the first six months of 2008.

Financial results for the second quarter and the first six months of 2009 include net after-tax gains of $35.5 million, or $0.43 per share, and $30.6 million, or $0.37 per share, respectively, from URS’ previously announced sale of its equity interest in MIBRAG mbH (“MIBRAG”), a German mining and power business.  Excluding this net gain, net income for the second quarter and the first six months of 2009 was $59.6 million and $140.0 million on diluted earnings per share (“EPS”) of $0.73 and $1.71, respectively.  A reconciliation of net income and EPS with and without the net gain from the MIBRAG sale is attached to this release and provided in our Reconciliation Schedule available on the investor relations section of the Company’s web site at http://investors.urscorp.com.

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The Company’s backlog was $18.1 billion at the end of the quarter, compared to $17.2 billion as of January 2, 2009, the last day of the Company’s 2008 fiscal year.  The Company ended the quarter with a book of business of $30.8 billion, compared with $29.1 billion at the end of fiscal 2008.

Commenting on the Company’s financial results, Martin M. Koffel, Chairman and Chief Executive Officer, stated:  “URS performed well in the second quarter, reflecting the diversification of our business and our focus on successful execution for our clients.  Our federal market remains robust and infrastructure work is steady.  Although we are seeing a build up of demand in our power and industrial and commercial sectors, contract awards in these businesses have slowed due to the effect of the economy on our customers.  However, the long-term outlook for all of our markets is strong and we are well-positioned to capture new work as the economy recovers.”

Business Segment Results

In addition to providing consolidated financial results, URS reports separate financial information for its three divisions:  the URS Division, the EG&G Division and the Washington Division.  The URS Division performs program management, planning, design and engineering, and construction management services in the federal, power, infrastructure, and industrial and commercial markets.  The EG&G Division primarily serves the federal market, providing program management, systems engineering and technical assistance and operations and maintenance services to the U.S. Departments of Defense, State, Homeland Security and Treasury, NASA and other agencies.  The Washington Division provides program management, planning, design and engineering, construction, operations and maintenance, and decommissioning and closure services to customers in the power, infrastructure, industrial and commercial and federal markets.

URS Division.  For the second quarter of 2009, the URS Division reported revenues of $812.1 million and operating income of $70.2 million compared to revenues of $887.6 million and operating income of $67.0 million in the second quarter of 2008.

EG&G Division.  For the second quarter of 2009, the EG&G Division reported revenues of $652.7 million and operating income of $38.1 million compared to revenues of $576.2 million and operating income of $32.7 million for the corresponding period in 2008.

Washington Division.  For the second quarter of 2009, the Washington Division reported revenues of $850.7 million and operating income of $38.3 million compared to revenues of $1.08 billion and operating income of $55.2 million for the same period last year.

Outlook for the Remainder of Fiscal 2009

Based on the net gain on the MIBRAG sale and URS’ expectations for the remainder of the year, the Company has updated its full year guidance for fiscal 2009.  URS now expects that fiscal 2009 revenues will be between $9.4 and $9.8 billion, and that GAAP earnings per share will be in the range of $3.20 and $3.35, on a diluted basis, compared to previous expectations of $2.80 and $2.95.  The full-year 2009 impact from the MIBRAG sale is expected to be $0.37.  The Company now expects that weighted-average shares outstanding for 2009 will be approximately 82 million.

Commenting on the Company’s guidance for 2009, Mr. Koffel said:  “We recorded strong results in the first half of 2009, as we benefited from accelerated timing of revenues and profits on some projects, and effective cost-control management.  We are making investments in the second half of the year to take advantage of the increasing business opportunities we are seeing in our public sector markets.  We also are benefiting from a strong balance sheet and solid liquidity position, which gives us the flexibility to invest in the business.”

Koffel continued, “Our revenues and profits are increasingly based on project milestones and incentives, resulting in more variability from quarter to quarter.  We, therefore, continue to focus on annual results as the appropriate way to evaluate our performance.”

Webcast Information

URS will host a dial-in conference call on Thursday, August 13, 2009 at 11:00 a.m. (EDT) to discuss its second quarter fiscal 2009 results.  A live webcast of this call will be available on the investor relations portion of URS’ website at http://investors.urscorp.com.

URS Corporation (NYSE: URS) is a leading provider of engineering, construction and technical services for public agencies and private sector companies around the world.  The Company offers a full range of program management; planning, design and engineering; systems engineering and technical assistance; construction and construction management; operations and maintenance; and decommissioning and closure services.  URS provides services for power, infrastructure, industrial and commercial, and federal projects and programs.  Headquartered in San Francisco, the Company operates through three divisions:  the URS Division, the EG&G Division and the Washington Division.  URS Corporation has more than 47,000 employees in a network of offices in more than 30 countries (www.urscorp.com).

TABLES TO FOLLOW
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Statements contained in this earnings release that are not historical facts may constitute forward-looking statements, including statements relating to future revenues, future net income and earnings per share, future liquidity and capital position, future outstanding shares and other future business, economic and industry conditions.  The Company believes that its expectations are reasonable and are based on reasonable assumptions.  However, such forward-looking statements by their nature involve risks and uncertainties.  The Company cautions that a variety of factors, including but not limited to the following, could cause our business and financial results to differ materially from those expressed or implied in our forward-looking statements: economic weakness and declines in client spending; changes in our book of business; our compliance with government contract procurement regulations; impairment of our goodwill; impact of recent liquidity constraints upon us or upon our clients; our leveraged position and our ability to service our debt; restrictive covenants in our 2007 Credit Facility; our ability to procure government contracts; our reliance on government appropriations; unilateral termination provisions in government contracts; our ability to make accurate estimates and assumptions; our accounting policies; workforce utilization; our and our partners’ ability to bid on, win, perform and renew contracts and projects; our dependence on partners, subcontractors and suppliers; customer payment defaults; our ability to recover on claims; availability of bonding and insurance; integration of acquisitions; environmental liabilities; liabilities for pending and future litigation; the impact of changes in laws and regulations; nuclear energy indemnification; a decline in defense spending; industry competition; our ability to attract and retain key individuals; employee, agent or partner misconduct; retirement plan obligations; risks associated with international operations; business activities in high security risk countries; third-party software risks; terrorist and natural disaster risks; our relationships with our labor unions; our ability to protect our intellectual property rights; anti-takeover risks and other factors discussed more fully in our Form 10-Q for the period ended July 3, 2009 as well as in other reports subsequently filed from time to time with the United States Securities and Exchange Commission.  The forward-looking statements represent the Company’s current intentions as of the date on which it was made and we assume no obligation to revise or update any forward-looking statements.

2BURS CORPORATION AND SUBSIDIARIES
3BCONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
4B(In thousands, except per share data)

	July 3, 2009	January 2, 2009
ASSETS
Current assets:
Cash and cash equivalents	$447,970	$223,998
Short-term investments	165,530	—
Accounts receivable, including retentions of $46,740 and $51,141, respectively	1,009,111	1,062,177
Costs and accrued earnings in excess of billings on contracts	1,001,721	1,079,047
Less receivable allowances	(39,302)	(39,429)
Net accounts receivable	1,971,530	2,101,795
Deferred tax assets	114,837	161,061
Prepaid expenses and other assets	211,722	153,627
Total current assets	2,911,589	2,640,481
Investments in and advances to unconsolidated joint ventures	84,798	269,616
Property and equipment at cost, net	322,102	347,076
Intangible assets, net	485,095	511,508
Goodwill	3,158,463	3,158,205
Other assets	81,987	74,266
Total assets	$7,044,034	$7,001,152
LIABILITIES AND EQUITY
Current liabilities:
Book overdrafts	$1,412	$438
Current portion of long-term debt	116,941	16,506
Accounts payable and subcontractors payable, including retentions of $78,306 and $85,097, respectively	606,658	712,552
Accrued salaries and wages	394,466	430,938
Billings in excess of costs and accrued earnings on contracts	241,616	254,186
Accrued expenses and other	245,115	172,735
Total current liabilities	1,606,208	1,587,355
Long-term debt	881,609	1,091,528
Deferred tax liabilities	327,700	270,165
Self-insurance reserves	108,484	101,930
Pension, post-retirement, and other benefit obligations	195,276	202,520
Other long-term liabilities	91,452	91,898
Total liabilities	3,210,729	3,345,396
Commitments and contingencies
URS Stockholders’ equity:
Preferred stock, authorized 3,000 shares; no shares outstanding	—	—
Common stock, par value $.01; authorized 200,000 shares; 85,993 and 85,004 shares issued, respectively; and 84,303 and 83,952 shares outstanding, respectively	859	850
Treasury stock, 1,690 and 1,052 shares at cost, respectively	(66,557)	(42,585)
Additional paid-in capital	2,860,118	2,838,290
Accumulated other comprehensive loss	(38,088)	(55,866)
Retained earnings	1,054,550	883,942
Total URS stockholders’ equity	3,810,882	3,624,631
Noncontrolling interests	22,423	31,125
Total stockholders’ equity	3,833,305	3,655,756
Total liabilities and stockholders’ equity	$7,044,034	$7,001,152

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URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME - UNAUDITED
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008
Revenues	$2,297,608	$2,530,944	$4,818,246	$4,789,971
Cost of revenues	(2,169,268)	(2,403,013)	(4,548,691)	(4,559,757)
General and administrative expenses	(20,607)	(20,458)	(38,692)	(36,636)
Equity in income of unconsolidated joint ventures	18,332	26,986	58,345	56,732
Operating income	126,065	134,459	289,208	250,310
Interest expense	(11,926)	(23,126)	(26,649)	(48,745)
Other income, net	55,498	—	47,914	—
Income before income taxes	169,637	111,333	310,473	201,565
Income tax expense	(69,490)	(47,534)	(127,125)	(84,985)
Net income	100,147	63,799	183,348	116,580
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(5,011)	(4,374)	(12,740)	(7,785)
Net income attributable to URS	$95,136	$59,425	$170,608	$108,795

Comprehensive income (loss):
Net income	$100,147	$63,799	$183,348	$116,580
Pension and post-retirement related adjustments, net of tax	43	—	86	—
Foreign currency translation adjustments, net of tax	14,999	5	10,322	5,418
Foreign currency translation adjustment due to sale of investment in unconsolidated joint venture, net of tax	5,115	—	5,115	—
Reclassification of unrealized loss on foreign currency forward contract, net of tax	7,617	—	—	—
Unrealized gain (loss) on interest rate swaps, net of tax	1,028	7,713	2,255	(2,799)
Comprehensive income	128,949	71,517	201,126	119,199
Noncontrolling interests in comprehensive income of consolidated subsidiaries, net of tax	(5,011)	(4,374)	(12,740)	(7,785)
Comprehensive income attributable to URS	$123,938	$67,143	$188,386	$111,414

Earnings per share:
Basic	$1.17	$.70	$2.10	$1.30
Diluted	$1.16	$.70	$2.08	$1.29
Weighted-average shares outstanding:
Basic	81,347	81,989	81,420	81,897
Diluted	82,025	82,605	82,021	82,527

URS CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)

	Three Months Ended		Six Months Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008

Cash flows from operating activities:
Net income	$100,147	$63,799	$183,348	$116,580
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	22,975	23,756	45,645	43,843
Amortization of intangible assets	13,207	13,424	26,413	26,848
Amortization of debt issuance costs	2,031	2,087	3,994	4,139
Loss on settlement of foreign currency forward contract	21,450	—	27,675	—
Net gain on sale of investment in unconsolidated joint venture	(75,589)	—	(75,589)	—
Normal profit	(1,123)	(3,414)	(2,589)	(8,760)
Provision for doubtful accounts	1,409	992	2,959	1,473
Deferred income taxes	58,238	19,301	89,938	40,100
Stock-based compensation	10,206	7,662	18,789	14,291
Excess tax benefits from stock-based compensation	(1,256)	(548)	(1,767)	(548)
Equity in income of unconsolidated joint ventures, less dividends received	5,813	(8,772)	(11,303)	(9,915)
Changes in operating assets, liabilities and other, net of effects of acquisition:
Accounts receivable and costs and accrued earnings in excess of billings on contracts	90,444	(28,034)	137,268	(75,660)
Prepaid expenses and other assets	(23,913)	4,315	8,975	8,574
Investments in and advances to unconsolidated joint ventures	(5,515)	(1,971)	8,348	(3,695)
Accounts payable, accrued salaries and wages and accrued expenses	(121,771)	136,225	(134,692)	25,877
Billings in excess of costs and accrued earnings on contracts	(2,261)	(7,340)	(12,306)	9,814
Other long-term liabilities	(668)	12,286	665	17,212
Other assets, net	6,062	(6,637)	5,433	65
Total adjustments and changes	(261)	163,332	137,856	93,658
Net cash from operating activities	99,886	227,131	321,204	210,238
Cash flows from investing activities:
Payment for business acquisition	—	(630)	—	(2,316)
Proceeds from disposal of property and equipment, and sale-leaseback transactions	2,270	4,013	3,708	8,435
Proceeds from sale of investment in unconsolidated joint venture, net of related selling costs	282,584	—	282,584	—
Payment in settlement of foreign currency forward contract	(273,773)	—	(273,773)	—
Receipt in settlement of foreign currency forward contract	246,098	—	246,098	—
Investments in and advances to unconsolidated joint ventures	(3,750)	(9,473)	(10,294)	(23,116)
Changes in restricted cash	(442)	(574)	(954)	1,937
Capital expenditures, less equipment purchased through capital leases and equipment notes	(12,001)	(24,437)	(21,253)	(45,628)
Purchase of short-term investments	(165,530)	—	(165,530)	—
Net cash from investing activities	75,456	(31,101)	60,586	(60,688)

	Three Months Ended		Six Months Ended
	July 3, 2009	June 27, 2008	July 3, 2009	June 27, 2008
Cash flows from financing activities:
Long-term debt principal payments	(109,663)	(102,169)	(112,406)	(104,344)
Net payments under lines of credit and short-term notes	(151)	(186)	(220)	(220)
Net change in book overdrafts	(2,199)	376	974	(14,534)
Capital lease obligation payments	(1,561)	(1,973)	(3,196)	(3,996)
Excess tax benefits from stock-based compensation	1,256	548	1,767	548
Proceeds from employee stock purchases and exercises of stock options	8,420	586	9,242	5,858
Distributions to noncontrolling interests	(10,898)	(7,946)	(30,007)	(11,441)
Purchase of treasury stock	—	—	(23,972)	—
Net cash from financing activities	(114,796)	(110,764)	(157,818)	(128,129)
Net increase in cash and cash equivalents	60,546	85,266	223,972	21,421
Cash and cash equivalents at beginning of period	387,424	192,657	223,998	256,502
Cash and cash equivalents at end of period	$447,970	$277,923	$447,970	$277,923

Supplemental information:
Interest paid	$10,523	$20,322	$23,770	$45,916
Taxes paid	$35,282	$24,274	$45,174	$25,824
Taxes refunded	$—	$—	$30,000	$—

Supplemental schedule of noncash investing and financing activities:
Equipment acquired with capital lease obligations and equipment note obligations	$1,747	$4,152	$3,688	$6,671

URS CORPORATION AND SUBSIDIARIES
RECONCILIATION SCHEDULE OF THE IMPACT OF THE SALE OF EQUITY INVESTMENT IN MIBRAG

Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG are not computed in accordance with generally accepted accounting principles (“GAAP”).  We presented these amounts to demonstrate the impact of the sale.  These non-GAAP measures may be useful to investors seeking to compare the actual or expected performance of our ongoing business with the actual performance of our business in prior periods.  Net income and diluted EPS excluding the impact of the sale of equity investment in MIBRAG should not be used as a substitute for net income and diluted EPS prepared in conformity with GAAP, or as a GAAP measure of profitability or cash flow.

Below is the reconciliation of net income and diluted EPS, before the impact of the sale of equity investment in MIBRAG, to GAAP net income and diluted EPS for the three and six months ended July 3, 2009.  The impact of the sale of equity investment in MIBRAG includes the loss on settlement of our foreign currency forward contract of $21.5 million and $27.7 million for the three and six months ended July 3, 2009, respectively.  This foreign currency forward contract was used primarily as a hedge against our net investment in MIBRAG.

	Three Months Ended July 3, 2009
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of the sale of equity investment in MIBRAG	$59.6	$.73
Sale of equity investment in MIBRAG, net of tax	35.5	.43
Net income	$95.1	$1.16

	Six Months Ended July 3, 2009
(In millions, except per share data)	Net Income	Diluted EPS
Before the impact of the sale of equity investment in MIBRAG	$140.0	$1.71
Sale of equity investment in MIBRAG, net of tax	30.6	.37
Net income	$170.6	$2.08

URS CORPORATION AND SUBSIDIARIES
BOOK OF BUSINESS

	As of
(In billions)	July 3, 2009	January 2, 2009
Backlog:
Power	$1.6	$1.8
Infrastructure	2.4	2.3
Industrial and commercial	1.8	2.9
Federal	12.3	10.2
Total backlog	$18.1	$17.2

(In billions)	URS Division	EG&G Division	Washington Division	Total
As of July 3, 2009
Backlog	$2.9	$7.2	$8.0	$18.1
Option years	0.4	2.2	2.4	5.0
Indefinite delivery contracts	4.4	2.0	1.3	7.7
Total book of business	$7.7	$11.4	$11.7	$30.8

As of January 2, 2009
Backlog	$2.8	$7.7	$6.7	$17.2
Option years	0.5	2.2	1.6	4.3
Indefinite delivery contracts	4.0	2.1	1.5	7.6
Total book of business (1)	$7.3	$12.0	$9.8	$29.1

(1) We adjusted our book of business as of January 2, 2009 to exclude designations as we ceased reporting them within our book of business starting in the first quarter of 2009.

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URS CORPORATION AND SUBSIDIARIES
REVENUES AND OPERATING INCOME BY SEGMENT

(In millions)	Three Months Ended July 3, 2009	Three Months Ended June 27, 2008	Six Months Ended July 3, 2009	Six Months Ended June 27, 2008
Revenues
URS Division	$812.1	$887.6	$1,643.7	$1,706.8
EG&G Division	652.7	576.2	1,287.1	1,125.5
Washington Division	850.7	1,081.1	1,924.0	1,982.7
Inter-segment, eliminations and other	(17.9)	(14.0)	(36.6)	(25.0)
Total revenues	$2,297.6	$2,530.9	$4,818.2	$4,790.0

Operating income
URS Division	$70.2	$67.0	$133.6	$124.4
EG&G Division	38.1	32.7	73.9	59.1
Washington Division	38.3	55.2	120.3	103.4
General and administrative expenses	(20.6)	(20.5)	(38.7)	(36.6)
Total operating income	$126.0	$134.4	$289.1	$250.3

URS CORPORATION AND SUBSIDIARIES
REVENUE BREAKDOWN BY DIVISION

Three months ended July 3, 2009 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$34.1	$358.8	$181.1	$225.2	$799.2
EG&G Division	—	—	652.2	—	652.2
Washington Division	317.9	59.1	179.7	289.5	846.2
Total	$352.0	$417.9	$1,013.0	$514.7	$2,297.6

Six months ended July 3, 2009 (In millions)	Power	Infrastructure	Federal	Industrial and Commercial	Total
URS Division	$81.8	$728.8	$345.1	$459.4	$1,615.1
EG&G Division	—	—	1,285.8	—	1,285.8
Washington Division	698.9	136.7	333.3	748.4	1,917.3
Total	$780.7	$865.5	$1,964.2	$1,207.8	$4,818.2